UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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ULTRALIFE CORPORATION
(Name of Registrant as Specified in Its Charter)

Not Applicable
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ULTRALIFE CORPORATION
2000 Technology Parkway

Newark, New York 14513

April 21, 2015

To Our Shareholders:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Ultralife Corporation on Tuesday, June 2, 2015 at 9:00 A.M. local time at The Westin Crystal City, 1800 Jefferson Davis Highway, Arlington, VA 22202.

This year, we are again providing our proxy materials over the Internet. Accordingly, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and our 2014 Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials contains instructions about how to access those documents and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions about how each of our shareholders can also receive a paper copy of our proxy materials, including the Proxy Statement, our 2014 Annual Report to Shareholders and a form of proxy card or voting instruction card. By taking advantage of this distribution process, we will not only conserve natural resources, but we will also reduce our costs of printing and distributing proxy materials.

We look forward to a productive annual meeting.

Very truly yours,

Michael D. Popielec

President and Chief Executive Officer

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JUNE 2, 2015

Notice is hereby given that the 2015 Annual Meeting of Shareholders of Ultralife Corporation will be held on Tuesday, June 2, 2015 at 9:00 A.M. local time at The Westin Crystal City, 1800 Jefferson Davis Highway, Arlington, VA 22202 for the following purposes:

1.	To elect six directors for a term of one year and until their successors are duly elected and qualified;
2.	To ratify the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	To approve an advisory resolution on executive compensation; and
4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record of our common stock, par value $.10 per share, at the close of business on April 10, 2015 are entitled to receive notice of, and to vote at and attend our Annual Meeting. Your vote is important. Whether or not you plan to attend our Annual Meeting, we hope that you will vote as soon as possible. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice of Internet Availability. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice of Internet Availability, by calling the toll-free number or by sending an e-mail to the e-mail address listed on your Notice of Internet Availability. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card.

By Order of the Board of Directors

Bradford T. Whitmore
Chair of the Board of Directors

Dated: April 21, 2015

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE
YOU TO VOTE IN ANY OF THE MANNERS DESCRIBED IN THIS PROXY STATEMENT.
WE ALSO ENCOURAGE BENEFICIAL OWNERS TO FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR BROKER REGARDING HOW TO VOTE. YOUR BROKER CANNOT VOTE YOUR SHARES FOR DIRECTOR NOMINEES OR PROPOSALS 2 AND 3 UNLESS YOU PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS. SEE “BROKER VOTING” FOR MORE INFORMATION.

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513
(315) 332-7100

Proxy Statement

Annual Meeting of Shareholders

JUNE 2, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this proxy statement to our shareholders in connection with our Board of Directors’ solicitation of proxies for use at our 2015 Annual Meeting of Shareholders, which we refer to in this proxy statement as the Meeting, to be held on Tuesday, June 2, 2015, at 9:00 A.M. local time and at any adjournments thereof. The Meeting will be held at The Westin Crystal City, 1800 Jefferson Davis Highway, Arlington, VA 22202.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, which we refer to in this proxy statement as the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how to access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy or voting instruction card over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials is first being sent to our shareholders on or about April 21, 2015 and our proxy materials are first being made available to our shareholders on or about April 21, 2015.

You may vote by proxy or in person at the Meeting. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice of Internet Availability. You may also request a paper copy of our proxy materials by (i) visiting the Internet site address, (ii) calling the toll-free number or (iii) by sending an email to the email address listed on your Notice of Internet Availability of Proxy Materials. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. Even if you plan to attend the Meeting in person, we recommend that you vote by proxy prior to the Meeting. You can always change your vote as described below.

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When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the shareholder’s directions. If the proxy is signed, dated and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named therein and FOR the other proposals identified therein.

You may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your Notice of Internet Availability of Proxy Materials, proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return each proxy card and voting instruction card that you receive.

If for any reason any of the nominees for election as directors become unavailable for election, the holders of the proxies will exercise discretionary authority to vote for substitute nominees proposed by our Board of Directors. A shareholder has the right to revoke a previously granted proxy at any time before it is voted by filing with our Corporate Secretary a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy and voting in person at the Meeting.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, email or similar transmission. We have not engaged a proxy solicitation firm, but we may decide to retain the services of a proxy solicitation firm in the future if we believe it is appropriate under the circumstances. In those situations where the beneficial owner of shares is not the record holder, we will reimburse record holders for reasonable expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares.

Only shareholders of record at the close of business on April 10, 2015 are entitled to notice of, and to vote at, the Meeting. As of April 10, 2015, there were 17,275,120 shares of our common stock, par value $.10 per share, issued and outstanding, each entitled to one vote per share at the Meeting.

Quorum

A majority of the outstanding shares of our common stock, represented in person or by proxy at the Meeting, will constitute a quorum with respect to the voting of proposals submitted to the shareholders, as described in this proxy statement. For purposes of determining whether a quorum is present, shareholders of record who are present at the Meeting in person or by proxy are considered to be present at the Meeting.

Vote Required

The table below shows the vote required at the Meeting to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

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Proposal	Vote Required

1. Election of directors	Plurality of the shares present in person or by proxy at the Meeting and entitled to vote

2. Ratification of the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	Majority of the shares present in person or by proxy at the Meeting and entitled to vote*

3. To approve an advisory resolution on executive compensation	Majority of the shares present in person or by proxy at the Meeting and entitled to vote

* The selection of Bonadio & Co., LLP is being presented to our shareholders for ratification. The Audit and Finance Committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the Meeting are considered to be present for the purpose of determining whether a quorum exists. Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the other proposals set forth in this proxy statement, because abstentions are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposal.

Broker Voting

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in street name for their clients to vote your shares on routine matters but not otherwise. The only proposal being submitted to the shareholders which is considered routine and as to which brokers may exercise discretion to vote is ratification of the selection of our independent registered public accounting firm. Brokers will not be permitted to vote shares they hold as nominee in their discretion in the election of directors or in the advisory vote on executive compensation. If you want your broker-owned shares to be counted in the election of directors, and in the advisory vote on executive compensation, you must provide instructions to your broker on how to vote your shares.

A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions. Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement but are not counted for purposes of determining the number of shares entitled to vote on non-routine matters. A broker non-vote will have no effect on the election of directors or on the approval of an advisory resolution on executive compensation since, with respect to non-routine matters, broker non-votes will not be counted for purposes of determining the number of shares entitled to vote on such proposals.

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 PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently has six directors, six of whom have been nominated to serve for an additional one-year term. If elected, each director standing for election shall serve until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation, Employment History and Expertise

Steven M. Anderson	58

Brigadier General (Ret.) Anderson has been a director of the Company since April 13, 2010. General (Ret.) Anderson has served as Chief Marketing Officer from January 2013 to present and Senior VP from February 2011 through December 2012 of Relyant, LLC, a service-disabled veteran-owned small business and global provider of solutions to complex projects. Prior to joining Relyant, LLC in February 2011, General (Ret.) Anderson served as Chief Operating Officer for Synovision Solutions LLC, a service-disabled veteran-owned small business specializing in unique applications of emerging technology, many central to innovative energy solutions from December 2009 to February 2011. General (Ret.) Anderson, a career military officer who retired from active duty in November 2009, served for five years as a general officer in the US Army, including 15 months as the senior US and coalition logistician in Iraq in support of Operation Iraqi Freedom. From 2004 to 2006, General (Ret.) Anderson served as the senior US logistician in Korea (Deputy C-4 for the United Nations Command/Combined Forces Command and J4, United States Forces Korea) and spearheaded the development of Camp Humphreys, the combined and US headquarters facility in Central Korea. He served in various command positions including Commander, Division Support Command, 2nd Infantry Division, Korea (2000-02), and Commander, 725th Main Support Battalion, 25th Infantry Division (Light), Schofield Barracks, Hawaii (1995-97). In his final military assignment, he served for two years on the Army Staff in the Pentagon as the Director, Operations and Logistics Readiness, Office of the Army Deputy Chief of Staff, G4 (logistics). General (Ret.) Anderson is a 1978 graduate of the US Military Academy at West Point and earned a Masters of Science degree in Operations Research and Systems Analysis Engineering at the Naval Postgraduate School in 1987. In 2014, he was inducted into the US Army Ordnance Hall of Fame and elected to the board of directors of the National Association of Ordnance Contractors (NAOC). General (Ret.) Anderson has been nominated for re-election to our Board of Directors because of his general knowledge of the US military and particularly his knowledge of its procurement processes and policies. The military and prime defense contractors are important customer bases.

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Name	Age	Present Principal Occupation, Employment History and Expertise

Michael D. Popielec	53	Mr. Popielec was appointed as our President and Chief Executive Officer and as a director of the Company effective December 30, 2010. Mr. Popielec has 29 years experience in growing domestic and international industrial businesses. Prior to joining us, Mr. Popielec operated his own management consulting business in 2009 to 2010 and was Group President, Applied Technologies in 2008 and 2009 and Group President, Diversified Components from 2005 to 2007 at Carlisle Companies, Inc., a $2.5 billion diversified global manufacturer. Prior to that, from 2003 to 2005, he held various positions, including Chief Operating Officer, Americas, for Danka Business Systems, PLC. From 1985 to 2002, Mr. Popielec held positions of increasing responsibility at General Electric Company, culminating in his serving as a GE corporate officer and as President and Chief Executive Officer of GE Power Controls, the European arm of GE Industrial Systems. Mr. Popielec has a B.S. in Mechanical Engineering from Michigan State University. Mr. Popielec has been nominated for re-election to our Board of Directors because of his operations expertise and his experience in growing domestic and international industrial businesses.

Thomas L. Saeli	58

Mr. Saeli has been a director of the Company since March 5, 2010. Since March 2011, Mr. Saeli has served as the Chief Executive Officer and, since October 2011, as a director of JRB Enterprises, Inc., a manufacturer of commercial and industrial roofing systems. Prior to that, Mr. Saeli was a business consultant to international corporate clients on matters involving business development strategies, consolidations, acquisitions and operations. He previously served as Chief Executive Officer and a member of the Board of Directors of Noble International, Ltd., an automotive supplier of engineered laser-welded steel blanks and roll-formed products, from March 2006 to April 13, 2009 when he resigned those positions. Noble International, Ltd. filed for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, Eastern District of Michigan on April 15, 2009. From 1998 through 2006, Mr. Saeli served as Vice President of Corporate Development for Lear Corporation, an automotive supplier of seating, electronics and interior products, where he also served as Vice President of Mergers and Acquisitions. Mr. Saeli also serves on the Boards of Directors of Advance Capital Management, a mutual fund, and The Beaumont Health System. Mr. Saeli has been nominated for re-election to our Board of Directors because of his manufacturing, corporate development, mergers and acquisitions and finance experience. Mr. Saeli also qualifies as an audit committee financial expert under applicable SEC rules.

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Name	Age	Present Principal Occupation, Employment History and Expertise

Robert W. Shaw II	58	Mr. Shaw has been a director of the Company since June 8, 2010. Currently he is serving as a consultant for large maritime operating companies such as Entertainment Cruises, HMS Global Maritime and the American Queen Steamboat Company. From 2010 to 2013 Mr. Shaw was the President of Hornblower Yachts, Inc., the largest dining and excursion boat operator in the United States, with over 50 vessels serving California and New York with the Hornblower, Alcatraz and Statue Cruises brands. From 2007 to 2010, he was President of R.M. Thornton, Inc., a mechanical contracting company specializing in the Federal government and healthcare markets. Prior to that, from 1995 to 2006, Mr. Shaw was Chief Executive Officer and Managing Partner at Odyssey Cruises/Premier Yachts, Inc., a leading U.S. dining and excursion boat operator, where he successfully led the company through a sale process to private equity firm ICV Capital Partners. From 1989 to 1995, he served in Sodexho, S.A., one of the world’s largest contract services providers, as both President and Chief Executive Officer of Spirit Cruises, Inc., and Division President of The Seiler Corporation. Mr. Shaw served in the US Marine Corps from 1978 to 1982 as an infantry Captain. Mr. Shaw has consulted or served on a number of boards of advisors of various non-public organizations and he has been nominated for re-election to our Board of Directors because of his management expertise and experience as an executive officer.

Ranjit C. Singh	62

Mr. Singh has been a director of the Company since August 2000, and served as Chair of our Board of Directors from December 2001 to June 2007. Mr. Singh is currently the Chief Executive Officer of CSR Consulting Group, which provides business and technology consulting services, a position that he has held since 2008. He previously served as President and Chief Executive Officer of Aptara, a content outsourcing services company, from February 2003 until July 2008. From February 2002 to February 2003, Mr. Singh served as President and Chief Executive Officer of Reliacast Inc., a video streaming software and services company. Prior to that, he was President and Chief Operating Officer of ContentGuard, which develops and markets digital property rights software. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President with various responsibilities related to its software businesses. Mr. Singh joined Xerox in 1997, having been employed by Citibank where he was Vice President of Global Distributed Computing. Mr. Singh has been nominated for re-election to our Board of Directors because of his experience as an executive of growing technology-based companies, international operations and his expertise in mergers and acquisitions.

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Name	Age	Present Principal Occupation, Employment History and Expertise

Bradford T. Whitmore	57	Mr. Whitmore has been a director of the Company since June 2007 and Chair of our Board of Directors since March 2010. Since 1985, he has been the Managing Partner of Grace Brothers, Ltd., an investment firm which holds approximately 3% of the outstanding shares of our common stock. Mr. Whitmore and Grace Brothers, Ltd. collectively hold or claim beneficial ownership over slightly less than 30% of the outstanding shares of our common stock. Over the past five years, Mr. Whitmore has served as a director of several privately held companies in which Grace Brothers, Ltd. and its affiliates held investments as well as not-for-profit organizations. Mr. Whitmore has been nominated for re-election to our Board of Directors because of his corporate development expertise and significant expertise in corporate financial matters.

Our Board of Directors has approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR each of these nominees. Unless otherwise directed on your proxy, your shares will be voted FOR each of the above-named nominees for directors.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware, the state in which we were organized, and our By-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of our Board of Directors are kept informed of Company business through regular discussions with our President and Chief Executive Officer and our Chief Financial Officer and Treasurer, by reviewing materials provided to them by the Company’s management and by participating in meetings of the Board and its committees.

Our Board of Directors has determined that all but one of our directors, Michael D. Popielec, who serves as our President and Chief Executive Officer, are “independent” for purposes of NASDAQ listing standards applicable to the Corporate Development and Governance Committee and the Compensation and Management Committee. In addition, our Board of Directors has determined that all but two of our Directors, Michael D. Popielec and Bradford T. Whitmore, our Board Chair, are independent for purposes of NASDAQ listing standards applicable to the Audit and Finance Committee. We believe that the segregation of the roles of Board Chair from that of the President and Chief Executive Officer ensures better overall governance of our Company and provides meaningful checks and balances regarding our overall performance. This structure allows our President and Chief Executive Officer to focus on our business while the Board Chair leads our Board of Directors in establishing corporate policy and enhancing our governance structure and practices.

Our Board of Directors has three standing committees: an Audit and Finance Committee, a Corporate Development and Governance Committee and a Compensation and Management Committee. During 2014, our Board of Directors held six meetings and the committees of our Board of Directors held a total of twenty-two meetings. During 2014, Bradford T. Whitmore served as our Board Chair. As Board Chair, Mr. Whitmore served as a non-voting ex-officio member of all of our Board committees. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board; and (2) the total number of meetings held by all committees of the Board on which he or she served.

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Our Board of Directors has adopted a charter for each of the three standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of the Board of Directors. These charters and Corporate Governance Principles are available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Pursuant to our Corporate Governance Principles, it is our policy that directors retire from service at the annual meeting following their 70th birthday.

Our Board of Directors has determined that all of the directors who serve on these committees are “independent” for purposes of NASDAQ listing standards, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act. Our Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions.

Committees of the Board of Directors

The composition and the functions of our three standing committees of our Board of Directors are set forth below. Our Board of Directors will meet after the Meeting to appoint members of the committees and designate Chairs of those committees from among those individuals elected at the Meeting to serve on our Board of Directors until the 2016 annual meeting of shareholders.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Thomas L. Saeli (Chair), Steven M. Anderson and Robert W. Shaw II. This committee selects our independent registered public accounting firm, subject to ratification of our full Board of Directors, and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual audit of our financial statements and the quality and integrity of those financial statements. Further, the committee reviews the qualifications and independence of the independent registered public accounting firm, and meets with our Chief Financial Officer and Treasurer and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition. The committee also reviews and monitors areas of financial risk that could have a material impact on our Company. The Audit and Finance Committee met nine times during 2014.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with NASDAQ listing standards. In addition, our Board of Directors has determined that Mr. Saeli qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Corporate Development and Governance Committee

The current members of the Corporate Development and Governance Committee are Robert W. Shaw II (Chair), Steven M. Anderson and Ranjit C. Singh. This committee works with management to develop corporate strategy and to identify and evaluate acquisition opportunities, reviews the performance and compensation of our directors, makes recommendations to our Board of Directors for membership and committee assignments and for the compensation of our directors, and manages the annual evaluation of the performance of our President and Chief Executive Officer and our Board Chair. The Corporate Development and Governance Committee met eight times during 2014.

The Corporate Development and Governance Committee identifies potential nominees for director based on its own research for appropriate candidates as well as on recommendations received by directors or from shareholders as described below. The Corporate Development and Governance Committee may retain an executive search firm to assist in the identification of potential director nominees. The evaluation process and the factors considered in undertaking that evaluation are set forth under the caption “Shareholder Recommendations for Director Nominations” below.

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The Corporate Development and Governance Committee also has overall responsibility for assessing and managing our exposure to risks associated with the conduct of our business.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Ranjit C. Singh (Chair), Steven M. Anderson and Thomas L. Saeli. The Compensation and Management Committee has ultimate responsibility for determining the compensation of officers elected by our Board of Directors, granting stock options and restricted stock awards and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. The Compensation and Management Committee has the authority to retain outside experts in making compensation determinations. Our 2014 Long-Term Incentive Plan (“2014 LTIP”), is administered by the Compensation and Management Committee. The Compensation and Management Committee met five times during 2014.

Shareholder Recommendations and Standards for Director Nominations

As noted above, the Corporate Development and Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by shareholders. Such recommendations, if any, should be sent to Corporate Secretary, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any material the shareholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director, should he or she be elected. The Corporate Development and Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

Based on the information provided to the Corporate Development and Governance Committee with respect to director candidates, the Corporate Development and Governance Committee will make an initial determination whether to conduct a full evaluation of a candidate. The Corporate Development and Governance Committee considers the composition and size of the existing Board of Directors, along with other factors, in making its determination to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Development and Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Corporate Development and Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors. In evaluating a candidate, our Board of Directors, with the assistance of the Corporate Development and Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles, including the particular experience, attributes and skills that would qualify the candidate to serve as a director. The criteria for selection to our Board of Directors include character and leadership skills; general business acumen and executive experience; knowledge of strategy, finance and relations between business and government; and internal business operations – all to ensure an active Board of Directors whose members work well together and possess the collective knowledge and expertise required to meaningfully contribute as directors. Our Corporate Development and Governance Committee reviews the qualifications of director candidates with those of our current directors to augment and complement the skill sets of our current Board members. We believe that it is important for our Board of Directors to be comprised of individuals with diverse backgrounds, skills and experiences. Although we do not have a formal diversity policy and identify qualified potential candidates without regard to any particular classification, we believe that possessing a breadth of experience and qualifications, as our Board does, promotes Board diversity.

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Annual Meeting Attendance

Our policy is that all of the directors, absent special circumstances, should attend our Annual Meeting of Shareholders. A regular meeting of the Board of Directors is typically scheduled in conjunction with the Annual Meeting of Shareholders. All directors but one attended last year’s Annual Meeting of Shareholders.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session regularly by requiring them to have at least four regularly scheduled meetings per year without management present. Our independent directors met in executive session six times during 2014. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Shareholders interested in communicating directly with our Board of Directors as a group or individually may do so in writing to our Corporate Secretary, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including our Principal Executive Officer and our Principal Financial Officer (who is also our Principal Accounting Officer) and all members of our Board of Directors. Our Code of Ethics incorporates the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with NASDAQ requirements for a code of conduct. Shareholders can find a link to this Code of Ethics on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.”

Our Code of Ethics emphasizes our commitment to conducting business in a legal and ethical manner and encourages prompt and confidential reporting of any suspected violations of law or the Code of Ethics. As part of our Code of Ethics, directors and employees are expected to make business decisions and to take actions based upon the best interests of our Company and not based upon personal relationships or benefits. Any potential conflict of interest, and any transaction or relationship involving our officers or directors that could give rise to a conflict of interest, must be reviewed and resolved by our Corporate Development and Governance Committee.

Related Party Transactions

We have adopted written policies and procedures for the review and approval or ratification of any “related party transaction,” as defined by Regulation S-K, Item 404. The policy provides that each related party transaction must be reviewed by our Audit and Finance Committee. The Audit and Finance Committee reviews the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics, and either recommends that the Board of Directors approve or disapprove the related party transaction. We will disclose all related party transactions, as required, in our filings with the SEC. To our knowledge, no reportable transaction existed during 2014, and there are currently no such proposed transactions.

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Risk Management

Our management team is responsible for assisting the Corporate Development and Governance Committee in its assessment of our exposure to risks associated with the conduct of business. We have an enterprise risk management process to identify, assess and manage the most significant risks facing our company. Our Corporate Development and Governance Committee has overall responsibility to review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage our exposure to risk. Our Audit and Finance Committee has oversight responsibility for financial risks and other risks that could have a material impact on our Company. Our management reviews these financial risks with our Audit and Finance Committee regularly and reviews the risk management process, as it affects financial risks, with our Audit and Finance Committee on an on-going basis.

DIRECTOR COMPENSATION

We use a combination of cash compensation and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Our practice is to survey our peer group companies every three to four years to ascertain whether our overall director compensation is appropriate and balanced. If we perceive that there has been a major change in our Company or the market, we may reduce the period of time between surveys. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties to us, the skill-level required by members of our Board of Directors, and, based on an independent review by our external compensation consultant, Grahall & Associates, and other publicly available director compensation data, the compensation paid to directors in similar sized organizations in our industry. Our program is designed to deliver annual director compensation at the median levels of director compensation for companies in similar industries and of similar size. As our directors are elected annually in June of each year, our annual director compensation period runs from July 1 to June 30.

Director Cash Compensation

Each non-employee director will receive an annual cash retainer of $20,000, except for the Board Chair, who will receive an annual cash retainer of $24,000 for the period July 1, 2014 through June 30, 2015. The annual cash retainers were identical to those paid in the year earlier period. In addition, each director who is a member of a Board committee receives an additional cash retainer for such committee service as summarized in the tables below.

For the Period July 1, 2013 to June 30, 2014

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Corporate Development and Governance Committee	$6,750	$16,750

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For the Period July 1, 2014 to June 30, 2015

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Corporate Development and Governance Committee	$6,750	$16,750

Annual retainers for both committee members and committee chairs are paid quarterly in cash. For Board and committee service during the fiscal year ended December 31, 2014, we paid our directors an aggregate $188,268.

In addition, the Compensation and Management Committee approved that in lieu of quarterly stock payments due directors on November 14, 2014 more particularly described in the discussion below under “Directors’ Stock-Based Incentive Compensation and to be consistent with the overall objectives of our Share Repurchase Program, we would pay our directors in cash rather than in shares of our common stock. For each director other than the Board Chair, this would mean an additional $10,000 of cash compensation in lieu of shares of common stock valued at $10,000, and for the Board Chair an additional $16,500 of cash compensation in lieu of shares of common stock valued at $16,500.

Directors’ Stock-Based Incentive Compensation

Originally, our 2014 – 2015 equity compensation program for directors provided each director with an annual award of fully-vested restricted shares of our common stock. The aggregate value of the award for each non-employee director is $40,000 and the aggregate value of the award for the Board Chair is $66,000. Our directors are elected annually in June of each year. Accordingly, these grants of common stock to our current directors were scheduled to receive four equal installments on August 15, 2014, November 14, 2014, February 13, 2015 and May 15, 2015. In order to receive an installment of common stock, a director must be a current member of our Board of Directors on the scheduled installment payment date. To determine the number of shares of common stock to be awarded, the value of each quarterly award, which is $10,000 for each director other than the Board Chair and $16,500 for the Board Chair, was divided by the volume weighted average price (“VWAP”) of the common stock on the trading day prior to the grant date of the award. On August 15, 2014, each incumbent non-employee director received 3,012 shares of common stock and the Board Chair received an additional 1,958 shares of common stock.

The Compensation and Management Committee approved that in lieu of quarterly stock payments due directors on November 14, 2014, February 13, 2015 and May 15, 2015, we would pay our directors in cash rather than in shares of our common stock to be consistent with the overall objectives of our Share Repurchase Program. For each director other than the Board Chair, this would mean an additional $10,000 of cash compensation in lieu of shares of common stock valued at $10,000, and for the Board Chair an additional $16,500 of cash compensation in lieu of shares of common stock valued at $16,500 for each of these installments.

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 Our directors also have stock ownership guidelines which require them to hold 2,000 shares of the Company’s stock. Directors have two years from election to achieve the required ownership. Furthermore, until the required stock ownership guidelines are met, directors are required to hold at least 50% of all vested after-tax shares and 50% of shares received on exercise of stock options. Currently, all of our non-employee directors meet the stock ownership guidelines.

Director Compensation for 2014

The table below summarizes the compensation paid by us to our non-employee directors for their service during the fiscal year ended December 31, 2014.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Steven M. Anderson	48,756	30,003	78,759
Thomas L. Saeli	52,004	30,003	82,007
Robert W. Shaw, II	53,504	30,003	83,507
Ranjit C. Singh	50,004	30,003	80,007
Bradford T. Whitmore	40,500	49,503	90,003

(1)	Michael D. Popielec is ineligible to receive compensation for his service as a director because he is also an employee, serving as our President and Chief Executive Officer.
(2)	The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted during 2014. The Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) (formerly, Statement of Financial Accounting Standards No. 123R, Share-Based Payment), requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense for such awards is expensed at the time of grant. There was no stock option expense in 2014 for directors’ options since no stock options were granted to directors during 2014. The stock awards granted to our non-employee directors during 2014 were valued using the VWAP of the common stock on the trading day prior to the grant date of the award.

(3) There were no non-employee director stock options outstanding at December 31, 2014.

Executive compensation

Compensation Overview

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosures. As such, we have opted to take advantage of the scaled disclosure requirements afforded to smaller reporting companies and, therefore, have provided more limited (or, in some cases, eliminated) disclosures that we have provided in prior years’ proxy statements. The executive compensation disclosures that follow comply with the SEC’s executive compensation disclosure rules for smaller reporting companies and therefore are generally more narrow in scope than the executive compensation disclosures and Compensation Discussion and Analysis that we have included in prior proxy statements.

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Introduction

This proxy statement provides information about the compensation programs for those individuals we have identified as our Principal Executive Officer and Principal Financial Officer (together, for purposes of this section, our “Named Executive Officers”) as well as our next most highly compensated employee, John Stephen Heir (“Mr. Heir”) for 2014 in accordance with the executive compensation disclosure rules and regulations of the SEC for smaller reporting companies. This proxy includes our compensation philosophy and the objectives of our executive rewards program, descriptions of each of the key elements of our executive rewards program and the basis for the compensation decisions we made during 2014.

Our Named Executive Officers for 2014 are:

•	Michael D. Popielec, President and Chief Executive Officer (Principal Executive Officer)
•	Philip A. Fain, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

Our next most high compensated employee for 2014 is:

•	John Stephen Heir, President, Battery & Energy Products

Compensation Overview

We engaged an independent executive compensation consulting firm, Grahall & Associates, to work with senior management and the Compensation and Management Committee (the “Compensation Committee”) to establish an executive total rewards strategy, which was implemented in 2012. Grahall & Associates looked at the competitiveness of our pay practices by making peer group comparisons. They augmented the core peer group that we had used in the past with several additional organizations as some of the organizations in our original peer group were removed due to M&A activity. In addition to the core peer group analysis, they also provided analysis on a large sample of general technology organizations. Grahall & Associates presented several different potential reward strategies to the Compensation Committee for consideration.

The basic premise of Grahall & Associates proposal was that compensation must be tied to overall business strategy and must be amended to align with changes in business strategy over time. The program that has been implemented more effectively allocates the scarce resources that we have across competing needs than did our previous program. It recognizes that when resources are tight, resource allocation needs to be more precisely targeted. This structure is designed to increase our ability to recruit for key competitive advantage positions, motivate core executives to reposition our company and promote the retention of high performers who can impact our business going forward.

Our executive rewards program was designed by our Compensation Committee to align the interests of our Named Executive Officers and other highly compensated employees, including Mr. Heir, with those of our shareholders by rewarding performance that enhances the long-term objective of increasing shareholder value, significantly grows the business, and executes our business strategy. Our executive rewards program is designed to motivate our executives, including our Named Executive Officers and other highly compensated employees, to achieve strong financial, operational and strategic performance and to provide a link between the amounts earned by our executives and the creation of shareholder value. The Committee establishes specific annual, long-term and strategic goals and rewards for Named Executive Officers and other highly compensated employees for performance that meets or exceeds those goals. In addition, we expect our Named Executive Officers and other highly compensated employees to work to these goals while maintaining the highest ethical standards.

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The key components of our executive rewards program for our Named Executive Officers and other highly compensated employees are base salary, an annual short-term incentive plan (“STIP”) and a long-term incentive plan (“LTIP”), combined with health and welfare benefits, retirement benefits, limited perquisites (for Named Executive Officers only) and other benefits. We seek to ensure that total executive compensation is aligned with corporate performance and the creation of shareholder value by placing an appropriate portion of an executive’s total compensation at risk, based on financial and non-financial performance measures and subject to the achievement of corporate and individual performance goals.

Our executive rewards program is structured to attract, retain and motivate talented individuals, and to incentivize them to achieve our business strategy with strong financial, operational and strategic performance. In particular:

•	Our goal for 2014 was to have our executive rewards program reflect the measure of responsibility associated with the position not only in the marketplace, but within the organization based on the ability of the executive to promote the success of our business strategy and leverage our future growth. In reviewing market data, we looked not only at our peer group data but also at a broader group of technology-based organizations, recognizing that in order to attract and retain a skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent.
•	Our executive rewards program is also designed to support our pay-for-performance philosophy by aligning compensation with successfully executing long-term business strategies (LTIP) and achieving near-term financial and operational targets (STIP). We base compensation decisions on a combination of the criticality of the position in the achievement of our business strategy, individual performance and corporate performance. Generally, as an individual’s level of responsibility increases, so does the amount of variable compensation that is at risk.
•	We administer our executive rewards program to foster the long-term focus required for success in our industry, but we also work to achieve an appropriate balance between short-term and long-term compensation in order to adequately motivate our executives.

To this end, the Compensation Committee reviews our executive total rewards program annually to assess if we are achieving our business strategy, if we are able to attract and retain talented executives, and to ensure that the total compensation paid to our executives, including our Named Executive Officers and other highly compensated employees, is reasonable, competitive and appropriately performance-based. The Compensation Committee also ensures that our total compensation is linked to the degree to which we meet our annual financial and non-financial goals and, longer term, to our success in improving shareholder return. Our President and CEO makes recommendations with respect to the awards of the other Named Executive Officer and other highly compensated employees, and the Compensation Committee determines the actual awards of the Named Executive Officers.

Our fiscal 2013 financial performance, our 2014 annual operating plan, and the individual performance of our Named Executive Officers and other highly compensated employees, served as key factors in making compensation decisions for 2014.

We continued the linkage between our STIP awards and achievement of annual corporate financial targets in 2014, reflecting our pay for performance philosophy. As a result, for 2014 corporate operating profit from continuing operations, and corporate revenue were the key metrics for our Named Executive Officer annual cash incentive awards under the STIP. For Mr. Heir, the key metrics for incentive awards under the STIP were corporate operating profit from continuing operations and revenues from the Battery & Energy Products segment. Corporate operating profit of $6.0 million comprised 90% of the STIP weighting and corporate revenue of $95.3 million comprised the remaining 10% of the STIP weighting. The threshold levels of performance with respect to each of these metrics were not met in 2014 and therefore, no short-term annual cash incentive awards were paid to our Named Executive Officers or Mr. Heir for 2014.

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Long-term equity incentive compensation continued to make up a significant portion of the compensation for each of our Named Executive Officers and other highly compensated employees. Awards are determined individually and are based on the relative criticality of the position and the Named Executive Officer’s and other highly compensated employees’ ability to implement changes designed to promote future growth.

Base Salary

Our President & CEO reviews the performance of the other Named Executive Officer and other highly compensated employees and then recommends base salary adjustments, if any, to the Compensation Committee. In turn, the Compensation Committee reviews, adjusts where appropriate and approves the base salary adjustments, if any, based upon the determination of the Compensation Committee. In our Board’s executive session, the Committee reviews and recommends to the full Board any base salary adjustment for our President & CEO. If changes to base salaries are recommended and approved, the changes in base salary are made to be effective for a period ranging from twelve to fifteen months from the date of the last increase based upon an executive’s performance.

The Compensation Committee typically reviews base salary levels from the core peer group and the technology peer group on an annual basis. The Committee has endeavored to better align executive salaries with the market, moving them between the 25th and the 50th percentile of our peer group, since base salaries for our executive officers have traditionally been significantly below market norms for comparable companies. In addition to looking at the peer group data, salaries for our Named Executive Officers are determined based upon the following factors:

•	Individual performance
•	Impact of position on achievement of the business strategy
•	Company performance
•	Job responsibilities, including any significant change in responsibilities
•	Experience
•	Retention

In March 2014, the Compensation Committee approved a base salary increase to Mr. Popielec of 5.0% ($463,507 to $ 486,682) and also approved a base salary increase to Mr. Fain of 5.0% ($273,000 to $286,650). The merit increases were approved by the Committee based on Company and individual performance. Other than these adjustments, no changes were made to the base salaries of our Named Executive Officers during 2014.

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Short-Term Incentive Plan 2014

Typically, our Compensation Committee establishes a short-term incentive plan each fiscal year, which provides the Named Executive Officers an opportunity to receive an annual cash payment in addition to their base salaries. The short-term incentive plan is designed to place “at risk” a significant portion of the annual total cash compensation of the Named Executive Officers by linking the amount of compensation that can be achieved under the plan with our financial performance. We believe that the STIP is a key component of maintaining a competitive executive compensation program because it motivates our Named Executive Officers to achieve our short-term financial and strategic objectives while making progress toward our longer term growth. Based on our total rewards strategy, those Named Executive Officers and other executives who, by virtue of their position in the Company, had the opportunity to make an immediate short term impact on the business and were instrumental in driving our operating results had more of their pay at risk in the STIP. These individuals also were tasked with balancing short-term results and decisions with creating long term value.

President & CEO

Mr. Popielec was eligible to receive an annual cash bonus in accordance with the 2014 Executive STIP if we exceeded certain performance metrics that were to be agreed upon no later than January 31, 2014. In 2014, Mr. Popielec’s bonus was based on meeting pre-established 2014 operating profit and corporate revenue goals. His target bonus amount was 75% of his base salary or $347,630. The STIP was structured with 90% of the weighting of the bonus based on 2014 operating profit goal of $6.0 million and 10% of the weighting of the bonus based on 2014 corporate revenue goal of $95.3 million. Achievement of less than 75% of the operating profit goal or corporate revenue goal resulted in no bonus being paid with respect to that metric. Achievement of 75% to 100% of the operating profit goal or corporate revenue goal would result in a bonus range payout from 50% to 100% of the target bonus for the metric with respect to which the 75% to 100% performance was achieved. Payout of 100% of the target bonus under the plan would be achieved by meeting the operating profit and corporate revenue goals. Achievement of over 100% to 125% of operating profit or corporate revenue goals would result in a bonus payout ranging from 100% to 150% of the target bonus with respect to the metric for which such performance level had been achieved. Mr. Popielec was eligible for a partial payment under the plan if one of the two metrics was achieved. Payout under the plan is capped at 150% of the target bonus. Due to our financial performance in 2014, no STIP bonus was paid to our President & CEO.

Other Named Executive Officers

Based in part on the recommendation from the President & CEO, the Compensation Committee establishes threshold, target and maximum bonus levels for each Named Executive Officer and Mr. Heir, which is expressed as a percentage of their base salary. The percentages are determined by the position of the Named Executive Officer and Mr. Heir within the organization and based upon the review of peer data. In 2014, the target for Mr. Fain was 45% of base salary and the target for Mr. Heir was 30% of his base salary. The threshold level for 2014 was the minimum level of performance required before any amount would be earned under the STIP, which is 75% of the Company performance targets of operating profit and corporate revenue. The Compensation Committee also establishes a maximum bonus level under the STIP. For 2014, that maximum bonus level was 150% of the target bonus level.

Generally, the Compensation Committee sets the target bonus level such that, assuming achievement of the corporate financial metrics, the combined base salary and annual STIP opportunity for our Named Executive Officers will be at or near the 50th percentile for comparable executives at the companies in our peer group. The President and CEO establishes Mr. Heir’s base salary and STIP opportunity with approval by the Compensation Committee.

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In establishing the 2014 total rewards strategy, the Compensation Committee approved the President & CEO’s recommendation that all Named Executive Officers would have their STIP based on our operating profit and corporate revenue goals. The STIP potential for 2014 was based on a percentage of the Named Executive Officer’s base salary and the base salary of Mr. Heir. The two metrics used for computation of the 2014 bonus for the other Named Executive Officers were Company operating profit and corporate revenue, with 90% of the weighting of the bonus based on 2014 operating profit target of $6.0 million and 10% of the weighting of the bonus based on 2014 corporate revenue target of $95.3 million. For Mr. Heir, the two metrics used were company operating profit and Battery & Energy Products segment revenues with the same weighting as for the Named Executive Officers.

Achievement of less than 75% of the bonus plan metrics of operating profit goal or corporate revenue goal resulted in no bonus being paid to the Named Executive Officers for that metric. Achievement of 75% to 100% of the bonus plan metrics of operating profit goal or corporate revenue goal would result in a bonus range payout to the Named Executive Officers from 50% to 100% of the target bonus for that metric. Payout of 100% of the target bonus under the plan would be achieved by meeting the operating profit and corporate revenue goals. Satisfaction of over 100% to 125% of the bonus plan metrics of operating profit or corporate revenue goals would result in a bonus range payout of 100% to 150% of the target bonus for that metric. Named Executive Officers were eligible for a partial payment under the plan if one of the two metrics was achieved. Payout under the plan is capped at 150% of the target bonus. While the decisions to make STIP payouts as well as the amounts earned under the STIP are made at the sole discretion of the Compensation Committee, in making such determinations, the Compensation Committee considers the recommendations from our President & CEO for all other Named Executive Officers. The conditions described above were identical for Mr. Heir based on his specific metrics. Due to our financial performance in 2014, no STIP bonus was paid to the other Named Executive Officer or Mr. Heir.

Long-Term Incentive Compensation

Long-Term Equity Incentive Compensation – Named Executive Officers Other Than our President & CEO

We use equity awards to motivate our Named Executive Officers and other highly compensated employees to increase the long-term value of our common stock and, thereby, align the interests of our Named Executive Officers and other highly compensated employees with those of our shareholders. Long-term equity incentive awards are intended to further our success by ensuring that sustainable value creation is a significant factor to the amount of total compensation which our Named Executive Officers and other highly compensated employees may receive. We believe that linking long-term compensation to sustained value creation helps retain executives over time.

Long-term equity incentive compensation may consist of equity such as awards of stock options, performance vested restricted shares and time vested restricted shares that vest over a multi-year period. This design approach helps align the interests of our Named Executive Officers and other highly compensated employees with those of our shareholders by linking the compensation of our Named Executive Officers and other highly compensated employees to long-term increases in the value of equity instruments. We use stock options as one of our long-term incentives because, in addition to providing our executive officers with the opportunity to develop a stock ownership stake in our company, they result in compensation only to the extent that the market price of our common stock increases over the term of the stock option.

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The size and form of these equity awards for the other Named Executive Officer was determined by the Compensation Committee in consultation with the President & CEO. In March 2014, the Compensation Committee, based on recommendation of the President & CEO, awarded Mr. Fain with 70,000 stock options. No other equity awards were recommended or approved for our other Named Executive Officer in 2014. The size of Mr. Heir’s equity awards is determined by the President and CEO and requires the approval of the Compensation Committee. In March 2014, the Committee approved the recommended award of 20,000 stock options for Mr. Heir.

 Long-Term Equity Incentive Compensation – President & CEO

Long-term equity incentive compensation is a significant component of the compensation package of our President & CEO. Under his employment agreement, Mr. Popielec received the following options to purchase shares of our common stock:

Date of Grant	Number of Shares	Exercise Price	Vesting Schedule

December 30, 2010	50,000	$6.4218	Twenty five percent of the shares will vest on each of the four anniversaries of the date of grant.
January 3, 2011	50,000	$6.5820	Twenty five percent of the shares will vest on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014.

Mr. Popielec also received three additional stock option awards, each of which was conditioned upon shareholder approval of our Restated 2004 LTIP at our 2011 annual meeting. This approval was obtained at our 2011 annual meeting. As detailed below, most of these stock option awards were granted with an exercise price substantially above the grant date fair market value of our common stock.

Date of Grant	Number of Shares	Exercise Price	Vesting Schedule

December 30, 2010	250,000	$6.4218	Options to purchase twenty-five percent of the shares will vest on each of the four anniversaries of the date of grant.
December 30, 2010	200,000	$10.00

Vesting of options to purchase begins on the date our stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.

December 30, 2010	200,000	$15.00

Vesting of options to purchase begins on the date our stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.

On January 29, 2013, our Board of Directors, on recommendation of our Compensation Committee, granted 120,000 restricted stock units (RSU’s) to our President & Chief Executive Officer, Michael D. Popielec, which grant was approved by our shareholders at our June 4, 2013 Annual Meeting. These RSU’s vest and will convert to shares of our common stock as follows:

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(1)	30,000 shares of our common stock will be issued on the later of January 1, 2014 or the date when our common stock first reaches a closing price of $4.00 per share for 15 trading days in a 30 trading day period;
(2)	30,000 shares of our common stock will be issued on the later of January 1, 2014 or the date when our common stock first reaches a closing price of $5.00 per share for 15 trading days in a 30 trading day period;
(3)	30,000 shares of our common stock will be issued on the later of January 1, 2015 or the date when our common stock first reaches a closing price of $4.00 per share for 15 trading days in a 30 trading day period; and
(4)	30,000 shares of our common stock will be issued on the later of January 1, 2015 or the date when our common stock first reaches a closing price of $5.00 per share for 15 trading days in a 30 trading day period.

The 30,000 shares of the Company’s common stock described in (1) above were issued on January 1, 2014 and the 30,000 shares of the Company’s common stock described in (3) above were issued on January 1, 2015.

Retirement Benefits

We provide to all active employees a tax-qualified 401(k) plan that provides for both employer and employee contributions. Under this plan, employees may defer a portion of their base salary to the plan up to annual IRS limits. We provide a company match of 50% of an employee’s deferrals, up to a maximum of 4% of the employee’s annual salary.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with the objectives of our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers to determine if they remain at appropriate levels. Mr. Heir does not receive perquisites.

The aggregate incremental costs of the personal benefits provided to our Named Executive Officers are included in the “All Other Compensation” column of the 2014 Summary Compensation Table.

Stock Ownership and Retention Guidelines

In order to better align the interests of executive officers and shareholders, the Compensation Committee implemented stock ownership and retention requirements for executive officers. The stock ownership requirements for executive officers are as follows:

President & CEO	1.00 times salary
Chief Financial Officer	0.50 times salary

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For 2014, the Compensation Committee established the presumed share price, which is to be used for purposes of determining the minimum number of shares to be owned by the executive officers. This presumed price was $3.75 per share, which was based on the Volume Weighted Average Price (“VWAP”), calculated as an amount equal to the sum of all dollars traded for every transaction in our common stock for the two-year period ended December 31, 2013 divided by the total shares traded for such two-year period. Each year the Compensation Committee will establish a new price per share to be used to determine the minimum number of shares required to be held which price per share will be based on the VWAP of our common stock for the preceding two-year period. Executive officers have three years to achieve the required holdings, which are based on the price per share as calculated above. Additionally, there are shareholding requirements which require that until the share ownership guidelines are met, executive officers are prohibited from disposing of more than 50% of vested shares received from restricted share grants (on an after tax basis) and 50% of shares received on exercise of stock options. Shares owned by an executive, as well as shares underlying awards of stock options and restricted stock are treated as owned by the executive for purposes of determining whether required ownership has been achieved. All Named Executive Officers have met their applicable stock ownership requirement. There are no stock ownership requirements for other highly compensated employees.

Deductibility of Executive Compensation

As part of its responsibility, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code which provides that unless we comply with certain shareholder approval procedures, we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under our executive compensation plans is fully deductible for federal income tax purposes. However, the Compensation Committee may in the future approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments, including stock options and restricted stock awards, in accordance with the requirements of SFAS 123(R), now referred to as ASC 718.

2014 Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, paid to or earned by the Named Executive Officers and Mr. Heir for all services in all capacities to us and our subsidiaries during 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)(3)	RSU/Option Awards ($)(4)(5)(6)	All Other Compensation ($)(7)	Total ($)

Michael D. Popielec	2014	481,331	0	104,700	30,073	615,945
President and Chief Executive Officer	2013	463,507	0	—	36,487	499,994

Philip A. Fain	2014	279,826	0	112,000	21,967	413,793
Chief Financial Officer, Treasurer and Secretary	2013	267,500	10,000	—	21,686	299,186

J. Stephen Heir	2014	211,699	31,500	32,000	0	275,199
President, Battery & Energy Products	2013	90,495	0	127,500	0	217,995

Peter F. Comerford (1)	2013	122,453	0	—	13,726	136,179
Vice President of Administration,
Secretary and General Counsel

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(1)	On June 4, 2013, the Company and Peter F. Comerford executed a Retirement and Consulting Agreement, Release and Waiver of All Claims pursuant to which Mr. Comerford retired effective May 28, 2013. Under this agreement, the Company agreed to pay Mr. Comerford his salary through July 27, 2013 and to continue to pay his medical and dental coverage at the Company’s cost through December 31, 2013. Consistent with the Company’s retirement policy, Mr. Comerford will have the stock options granted during his tenure continue to vest and retains all vested unexpired stock options until the relevant option term has expired.

(2)	Mr. Fain was awarded a $10,000 bonus for 2013, which was recommended by the Compensation Committee and approved by the Board of Directors.

(3)	On July 12, 2013, Mr. Heir was hired by the Company as President, Battery & Energy Products. In conjunction with his hiring, the Compensation Committee guaranteed Mr. Heir a bonus of $31,500 that was paid to him in 2014.

(4)	On January 29, 2013, our Board of Directors, on recommendation of our Compensation Committee, granted 120,000 restricted stock units (RSU’s) to Michael D. Popielec, which grant was approved by our shareholders at our June 4, 2013 Annual Meeting. During 2014, 30,000 of these RSU’s vested. The amount reported in the RSU/Option Awards column for Mr. Popielec represents the VWAP of the Company’s common stock on the date the RSU’s vested.
(5)	On March 4, 2014, our Board of Directors, on recommendation of our Compensation Committee, granted 70,000 stock options pursuant to our shareholder-approved Restated 2004 LTIP to Philip A. Fain. The amount reported in the RSU/Option Awards column for Mr. Fain represents the grant date fair value of this stock option award calculated in accordance with ASC 718. See Note 7 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2013 and 2014 for the assumptions we used in valuing and expensing these stock options in accordance with ASC 718.
(6)	In conjunction with the hiring of Mr. Heir as President, Battery & Energy Products on July 12, 2013, our Board of Directors, on recommendation of our Compensation Committee, granted 75,000 stock options pursuant to our shareholder- approved Restated 2004 LTIP to Mr. Heir. On March 4, 2014, our Board of Directors, on recommendation of our Compensation Committee, granted 20,000 stock options pursuant to our shareholder-approved Restated 2004 LTIP to Mr. Heir. The amounts reported in the RSU/Option Awards column for Mr. Heir represent the grant date fair value of this stock option award calculated in accordance with ASC 718. See Note 7 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2013 and 2014 for the assumptions we used in valuing and expensing these stock options in accordance with ASC 718.

(7)	All Other Compensation for 2014 consists of the following:
	401(k) Plan Employer Match ($)	Other Benefits (a) ($)	Total ($)

Michael D. Popielec	5,259	24,814	30,073
Philip A. Fain	5,597	16,370	21,967

(a)	The “Other Benefits” column of the above table includes premiums paid for group medical and dental coverage and long-term care insurance, reimbursement for tax preparation and certain financial planning expenses.

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Employment Arrangements

Mr. Popielec

On December 6, 2010, in connection with entering into an employment agreement with Mr. Popielec, effective December 30, 2010 Mr. Popielec became our President and Chief Executive Officer. We set Mr. Popielec’s annual base salary at $450,000. Mr. Popielec is also eligible to receive an annual cash bonus under our short-term cash bonus incentive plan if we exceed certain quantitative and qualitative performance metrics to be agreed upon and approved by the Compensation Committee no later than January 31 of the year for which the bonus applies. The bonus goals and payout ranges for 2014 are set forth on Page 17 for Mr. Popielec.

Mr. Popielec is also a participant in our Restated 2004 LTIP. Pursuant to the terms of his employment agreement, Mr. Popielec was granted options to purchase shares of our common stock. Certain of the options granted on December 30, 2010 were conditional and were subject to shareholder approval to increase the number of shares available under our Restated 2004 LTIP. Shareholder approval was obtained in June 2011.

Mr. Popielec is also entitled to receive the retirement benefits, perquisites and other personal benefits described in this proxy statement under the sections entitled “Retirement Benefits” and “Perquisites and Other Personal Benefits”.

The employment agreement provides that Mr. Popielec’s employment is “at will.” Mr. Popielec is entitled to certain severance benefits if we terminate his employment without Business Reasons or a Constructive Termination occurs (as those terms are defined in the employment agreement), including (i) salary continuation for a period of 12 months following the termination date; (ii) a pro rata amount (calculated on a per diem basis) of the full-year bonus which Mr. Popielec would have earned for the calendar year in which the termination of employment occurs; (iii) acceleration of vesting of all outstanding stock options and other equity awards, subject to the provision, however, that the acceleration shall not apply to the extent that the outstanding options and equity awards would otherwise have vested more than 18 months after the date of termination; (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 12 months after the termination date followed by 18 months of executive-paid COBRA eligibility. In addition, if we terminate the employment of Mr. Popielec within 12 months following the occurrence of a Change in Control, without Business Reasons or if a Constructive Termination occurs (as those terms are defined in the employment agreement), then Mr. Popielec shall be entitled to receive a lump sum payment equal to (i) any earned but unpaid salary, any unpaid bonus from the prior year plus an amount equal to 18 months of his base salary as then in effect, payable immediately upon the termination date; (ii) one and one-half times his target bonus for the calendar year in which the termination date occurs; (iii) acceleration of vesting of all outstanding stock options, all such options to remain exercisable for 18 months following the termination date, or through the original expiration date of the stock options, if earlier; (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 24 months after the termination date. To the extent the vesting and/or accelerated payment of outstanding stock options would subject Mr. Popielec to the imposition of tax and/or penalties under Section 409A of the Internal Revenue Code (the “Code”), the vesting and/or payment of such stock options and other equity shall be delayed to the extent necessary to avoid the imposition of such tax and/or penalties. The employment agreement also provides for the continuation of certain benefits in the event Mr. Popielec’s employment is terminated for Disability (as defined in the employment agreement) or by his death. Mr. Popielec has also executed an Employee Confidentiality Non-Disclosure, Non-Compete, Non-Disparagement and Assignment Agreement in our standard form.

Other Executive Officers

We do not have an employment agreement with Mr. Fain or any highly compensated employees. Mr. Comerford, who did have an employment agreement, retired effective May 28, 2013, and his employment agreement was terminated by the Retirement and Consulting Agreement, Release and Waiver of All Claims that was executed on June 4, 2013.

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 Outstanding Equity Awards at December 31, 2014

The following table sets forth information concerning the number of shares underlying exercisable and non-exercisable options and stock awards outstanding at December 31, 2014 for our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Michael D. Popielec	50,000	0	$6.4218	12/30/2017	90,000(5)(6)	$281,700	90,000 (5)(6)	$281,700
	250,000	0	6.4218	12/30/2017
	50,000	0	6.5820	12/30/2017
	0	200,000 (1)	10.0000	01/24/2019
	0	200,000 (2)	15.0000	01/14/2020
Philip A. Fain	50,000	0	12.7385	03/07/2015
	7,976	0	12.1848	01/14/2016
	33,000	0	3.9085	12/04/2016
	25,000	0	6.9061	12/03/2017
	50,000	0	4.4218	12/09/2018
	13,334	6,666 (3)	3.9797	01/03/2019
	0	70,000 (4)	3.9384	03/04/2021

Peter F. Comerford	3,988	0	12.1848	01/14/2016
	24,000	0	3.9085	12/04/2016
	20,000	0	6.9061	12/03/2017
	26,000	0	4.4218	12/09/2018

.

(1)	This stock option will vest on the date our common stock first reaches a closing price of $10 for 15 trading days in a 30-day trading period, with such vesting in equal amounts over the four anniversary dates of that date.
(2)	This stock option will vest on the date our common stock first reaches a closing price of $15 for 15 trading days in a 30-day trading period, with such vesting in equal amounts over the four anniversary dates of that date.
(3)	This stock option vested with respect to 6,666 shares on January 3, 2015.
(4)	This stock option vested with respect to 23,334 shares on March 4, 2015, will vest with respect to 23,333 shares on March 4, 2016 and will vest with respect to 23,333 shares on March 4, 2017.
(5)	30,000 of these RSUs vested on January 1, 2015.
(6)	If the closing price of our common stock is at or above $5.00 per share for a period of 15 trading days in any 30-day trading period, 60,000 of these RSUs will vest on the next business day.

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Retirement Benefits and Potential Payments upon Termination or Change in Control

The only arrangement that we maintain that provides for retirement benefits is our tax-qualified defined contribution 401(k) plan. The material terms of our tax-qualified defined contribution 401(k) plan are summarized above under the heading “Retirement Benefits.”

All of the potential payments and benefits payable by us to those of our Named Executive Officers who were employed by us during 2014 in the event of various scenarios involving either a termination of employment and/or change in control are determined pursuant to the employment agreement with Mr. Popielec or the Restated 2004 LTIP. The employment agreement with Mr. Popielec is summarized above under the heading “Employment Arrangements.” We do not have an employment agreement with Mr. Fain or Mr. Heir. Under the award, agreements issued under the Restated 2004 LTIP, outstanding unvested stock options, shares of restricted stock and restricted stock units immediately vest upon the occurrence of a “Change in Control.”

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Proposal 2
Ratify the selection of our independent
registered public accounting firm

The firm of Bonadio & Co., LLP served as our independent registered public accounting firm for the years ended December 31, 2013 and 2014.

This selection of Bonadio & Co., LLP to serve as our independent registered public accountant will be presented to our shareholders for their ratification at the Meeting. Our Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the shareholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the shareholders did not ratify the committee’s selection and will consider such reason or reasons in selecting an independent registered public accounting firm for 2015.

We have been advised by Bonadio & Co., LLP that they will have a representative present at the Meeting who will be available to respond to appropriate questions. In addition, we intend to give such representatives an opportunity to make any statements if they should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by Bonadio, & Co., LLP for 2013 and 2014 were:

	Bonadio & Co., LLP
	2013	2014
Audit Fees	$177,000	$177,000
Audit-Related Fees	8,250	9,500
Tax Fees	40,275	38,850
All Other Fees	—	—
Total	$225,525	$225,350

Audit Fees

Audit fees for 2013 and 2014, respectively, were for professional services rendered for the audits of our consolidated financial statements, reviews of our quarterly consolidated financial statements, consents and assistance with review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees in 2013 and 2014, respectively, were for the audit of our 401(k) defined contribution plan for the years ended December 31, 2012 and December 31, 2013. Also included in the audit-related fees in 2014 was an amount relating to a review and discussion of our accounting for the relocation of our China facility.

Tax Fees

Tax fees relate to corporate and expatriate tax compliance, including the preparation of tax returns and claims for refund, tax planning, tax advice.

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Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Although no pre-approval policy was in effect, all audit, audit-related and permitted non-audit services for which Bonadio & Co., LLP were engaged were reviewed and approved prior to the commencement of the services by our Audit and Finance Committee in compliance with applicable SEC requirements.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Among other things, the Audit and Finance Committee reviews the adequacy of our system of internal control regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves our quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

•	Reviewed and discussed our audited financial statements for 2014 with our management and with Bonadio & Co., LLP, our independent registered public accounting firm for 2014;
•	Discussed with Bonadio & Co., LLP, our independent registered public accounting firm, the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received from Bonadio & Co., LLP the written disclosures and the letter from Bonadio & Co., LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with Bonadio & Co., LLP their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that Bonadio & Co., LLP is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit and Finance Committee:

Thomas L. Saeli, Chair
Steven M. Anderson

Robert W. Shaw II

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PROPOSAL 3
Advisory resolution on executive compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which is referred to in this proxy as Dodd-Frank, we are asking our shareholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. As described in the Executive Compensation section of this proxy statement on Pages 13 through 25, our Compensation and Management Committee has structured our executive compensation program to achieve the following objectives: pay for performance; align the interests of our executive officers with those of our shareholders; and attract, retain and motivate talented individuals. Our compensation programs are designed to reward our Named Executive Officers, as defined on Page 14, for the achievement of both short-term and long-term strategies and operational goals while promoting enhanced shareholder returns. At the same time, our compensation programs are designed to avoid encouraging unnecessary risk-taking by our Named Executive Officers.

We direct our shareholders to our Executive Compensation section on Pages 13 through 25 of this proxy statement which sets forth the principles of our executive compensation programs and the policies and procedures that implement those policies. We encourage our shareholders to read the information carefully, as well as the Summary Compensation Table and other related compensation tables and narratives.

The vote on this advisory resolution is not intended to address any specific component of our executive compensation. It is meant to address the overall compensation of our Named Executive Officers as described in this proxy statement.

In accordance with Rule 14a-21(a) of the Exchange Act and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the Meeting:

Resolved, that the shareholders of Ultralife Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Executive Compensation section, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “Say-on-Pay” resolution is non-binding on the Company and our Board of Directors. Although it is non-binding, the Board of Directors and Compensation and Management Committee will review and consider the voting results when making future decisions regarding our executive compensation program and policies.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

Other Matters

Our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

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EXECUTIVE OFFICERS

Other than Mr. Popielec, whose information is set forth with the other directors standing for election, the names of, and certain information with respect to, our executive officers are presented below.

Name	Age	Present Principal Occupation and Employment History

Philip A. Fain	60

Mr. Fain was named Chief Financial Officer in November 2009, Treasurer in December 2009 and Corporate Secretary in April 2013. He previously served as Vice President of Business Development, having joined us in February 2008. Prior to joining us, he was Managing Partner of CXO on the GO, LLC, a management-consulting firm, which he co-founded in November 2003 and which we retained in connection with our acquisition activity. Prior to founding CXO on the GO, LLC, Mr. Fain served as Vice President of Finance - RayBan Sunoptics for Luxottica, SpA. Prior to the acquisition of Bausch & Lomb’s global eyewear business by Luxottica, Mr. Fain served as Bausch & Lomb’s Senior Vice President Finance - Global Eyewear from 1997 to 1999 and as Vice President and Controller for the US Sunglass business from 1993 to 1996. In these roles, he led the process to acquire some of the World’s most sought after sunglass companies and brands for Bausch & Lomb. From 1983 to 1993, Mr. Fain served in various positions with Bausch & Lomb including executive positions in corporate accounting, finance and audit. Mr. Fain began his career as a CPA and consultant with Arthur Andersen & Co. in 1977. He received his B.A. in Economics from the University of Rochester and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

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 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information regarding the beneficial ownership of shares of our common stock as of April 10, 2015 by each person known by us to beneficially own more than five percent of the outstanding shares of our common stock, with percentages based on 17,275,120 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

Bradford T. Whitmore (1)	5,165,137	29.9%
1560 Sherman Avenue, Suite 900
Evanston, IL 60201

NGP Energy Technology Partners II, L.P. (2)	950,721	5.5%
1700 K Street NW, Suite 750
Washington, D.C. 20006
_______________________

(1)	This information as to the beneficial ownership of shares of our common stock is based on the Form 4 dated August 8, 2014 filed with the SEC by Grace Brothers, Ltd., an Illinois limited partnership, Bradford T. Whitmore individually and as general partner of Grace Brothers, Ltd. and as manager and sole voting member of Sunray I, LLC, Spurgeon Corporation, as general partner of Grace Brothers, Ltd. and Sunray I, LLC, a Delaware limited liability company that reports beneficial ownership of 5,165,137 shares of our common stock. In the Schedule 13D/A dated August 8, 2014, Mr. Whitmore reports sole voting and dispositive power with respect to 4,646,521 of such shares, of which 4,452,283 shares are held in the name of Sunray I, LLC. Grace Brothers, Ltd., Mr. Whitmore and Spurgeon Corporation report shared voting and dispositive power with respect to 518,616 of such shares.
(2)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 14, 2013 filed with the SEC by NGP Energy Technology Partners II, L.P. (a Delaware limited partnership which owns the reported securities), NGP ETP II, L.L.C., the general partner of NGP Energy Technology Partners II, L.P, Energy Technology Partners, L.L.C., the sole manager of NGP ETP II, L.L.C., and Philip J. Deutch, the sole member and manager of Energy Technology Partners, L.L.C. and the manager of NGP ETP II, L.L.C. Mr. Deutch is also a member of the investment committee of NGP ETP II, L.L.C. NGP Energy Technology Partners II, L.P. reports sole voting and dispositive power with respect to all 950,721 shares. By virtue of the relationships between and among the reporting persons, NGP ETP II, L.L.C., Energy Technology Partners, L.L.C. and Mr. Deutch may be deemed to have the power to direct the voting and disposition of the shares of common stock beneficially owned by NGP Energy Technology Partners II, L.P. NGP ETP II, L.L.C., Energy Technology Partners, L.L.C. and Mr. Deutch disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

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SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding the beneficial ownership of shares of our common stock as of April 10, 2015 by (1) each of our directors, (2) each of our Named Executive Officers (as defined under the heading “Executive Compensation”), and (3) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)	Percent of Class Beneficially Owned (2)

Steven M. Anderson	11,455	*

Michael D. Popielec	571,141 (3)	1.3%(7)

Thomas L. Saeli	52,246	*

Robert W. Shaw II	43,280	*

Ranjit C. Singh	79,801	*

Bradford T. Whitmore	5,165,137 (4)	29.9%

Philip A. Fain	220,596 (5)	*

All Directors and Executive Officers as a group (7 persons)	5,634,346 (6)	32.6%(7)
*Less than 1%

(1)	Except as otherwise indicated, the shareholders named in this table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The information provided in this table is based upon information provided to us by such shareholders. The table reports beneficial ownership for our directors and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all our securities over which directors and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The amounts also include shares that may be acquired by exercise of stock options prior to June 10, 2015, which shares are referred to in the footnotes to this table as “shares subject to options that may be exercised.”
(2)	Based on 17,275,120 shares issued and outstanding.
(3)	The amount shown includes 350,000 shares subject to options that may be exercised by Mr. Popielec prior to June 10, 2015.
(4)	The amount shown includes 518,616 shares beneficially owned by Grace Brothers, Ltd., an Illinois limited partnership, held in a margin account, and Spurgeon Corporation, which is a general partner of Grace Brothers, Ltd. Mr. Whitmore is a general partner of Grace Brothers, Ltd. See “Security Ownership of Certain Beneficial Owners” above for more information about Grace Brothers, Ltd.
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(5)	The amount shown includes 159,310 shares subject to options that may be exercised by Mr. Fain.
(6)	The amount shown includes 509,310 shares subject to options that may be exercised by Directors and Executive Officers.
(7)	Percentages exclude shares subject to options that may be exercised by Directors and Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and our other equity securities. To our knowledge, based solely on the written representations of our directors and executive officers and the copies of such reports filed with the SEC during 2014, all Section 16(a) filings applicable to our officers, directors and more than 10% beneficial owners were filed in a timely manner.

Submission of Shareholder Proposals

Under Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement for our 2015 Annual Meeting of Shareholders must be submitted in writing to us to our Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must have been received by December 22, 2015.

Any shareholder proposal submitted for consideration at our 2015 Annual Meeting of Shareholders but not submitted for inclusion in the proxy statement for that meeting that is received by us after December 22, 2015 will not be considered filed on a timely basis with us under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, we retain discretion to vote proxies we receive. For such proposals that are timely filed, we retain discretion to vote proxies we receive provided that we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and the proponent of any such proposal does not issue its own proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, is included in the 2014 Annual Report to Shareholders which accompanies this proxy statement.

April 21, 2015	By Order of the Board of Directors Bradford T. Whitmore Chair of the Board of Directors

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ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, NY 14513

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Steven M. Anderson 02 Michael D. Popielec 03 Thomas L. Saeli 04 Robert W. Shaw II 05 Ranjit C. Singh
06 Bradford T. Whitmore

The Board of Directors recommends you vote FOR proposals 2 and 3

NOTE: The proxy or proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000246210_1 R1.0.0.51160

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report/ Form 10-K Wrap is/are available at www.proxyvote.com .

ULTRALIFE CORPORATION
2015 Annual Meeting of Shareholders
June 2, 2015
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Philip A. Fain, J. Stephen Heir and James J. Rasmussen as proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of Ultralife Corporation owned by the undersigned at the Annual Meeting of Shareholders to be held on June 2, 2015 at 9:00 A.M., local time, at The Westin Crystal City, 1800 Jefferson Davis Highway, Arlington, Virginia 22202, and at any adjournments of such meeting, on the matters listed in this proxy and described in the notice of annual meeting and proxy statement and upon such other business as may properly come before such meeting and any adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and each matter to be voted on at the Annual Meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six named nominees for director, FOR the ratification of the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and FOR the approval of an advisory resolution on executive compensation. The undersigned acknowledges receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated April 21, 2015, describing more fully the proposals set forth in this proxy.

0000246210_2 R1.0.0.51160

(continued and to be signed on the reverse side)

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